Leonard M. Shulman - Bar No. 126349
Mark Bradshaw - Bar No. 192540
SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive, Suite 300
Foothill Ranch, California 92610-2808
Telephone: (949) 340-3400
Facsimile: (949) 340-3000

Attorneys for the Debtor and Debtor in Possession
Composite Technology Corporation, a Nevada corporation

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION

In re **COMPOSITE TECHNOLOGY CORPORATION, a Nevada corporation,** Debtor.	Case No. SA 05-13107 JR Chapter 11 **DEBTOR'S CHAPTER 11 PLAN OF REORGANIZATION** <u>Disclosure Statement Hearing</u> Date: June 22, 2005 Time: 9:30 a.m. Place: Courtroom 5A Ronald Reagan Federal Building and United States Courthouse 411 West Fourth Street Santa Ana, California 92701 <u>Plan Confirmation Hearing</u> [See Disclosure Statement for Voting and Objection Procedures] Date: [To Be Set] Time: [To Be Set] Place: Courtroom 5A Ronald Reagan Federal Building and United States Courthouse 411 West Fourth Street Santa Ana, California 92701

TABLE OF CONTENTS

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

I. DEFINITIONS, INTERPRETATIONS, AND RULES OF CONSTRUCTION

A. Definitions

1. "Acquvest Action" means that certain lawsuit pending as of the Petition Date entitled Composite Technology Corporation v. Acquvest Inc.; Paul Koch; Victoria Koch; Patricia Manolis and Michael Tarbox and Related Cross Action, Orange County Superior Court Case No. 03-CC 12640 and which was the subject of an appeal filed with the California Courts of Appeal.

2. "Administrative Claim" means a Claim for costs and expenses of the administration of the Case under Sections 503(b) or 507(b) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries, or commissions for services); (b) all Claims of professionals employed at the expense of the Estate; and (c) any fees or charges assessed against the Estate under 28 U.S.C. § 1930.

3. "Allowed Administrative Claim" means an Administrative Claim allowed pursuant to Sections 503(b) or 507(b) of the Bankruptcy Code.

4. "Allowed Claim" means a Claim: (a) with respect to which a Proof of Claim has not been filed but the Claim has been listed in the Schedules filed with the Bankruptcy Court by the Debtor and not listed as disputed, contingent, or unliquidated as to amount and as to which no objection is filed within the time period fixed by the Bankruptcy Court, or as to which any such objection has been determined by a Final Order; or (b) with respect to which a Proof of Claim has been filed within the time period fixed by the Bankruptcy Court, and as to which no objection is filed within the time period fixed by the Bankruptcy Court, or as to which any such objection has been determined by a Final Order.

5. "Allowed General Unsecured Claim" means an unsecured Allowed Claim against the Debtor, however arising, not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, an Allowed Claim based on the rejection of an executory contract or unexpired lease.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

6. "<u>Allowed Unsecured Debenture Claim</u>" means an unsecured Allowed Claim against the Debtor based on a 6% Convertible Debenture Due August 17, 2007, not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, the Claims of the following Debenture Holders:

a. Midsummer Investment, Ltd.

b. Islandia, L.P.

c. Omicron Master Trust

d. Bristol Investment Fund, Ltd.

7. "<u>Allowed Unsecured Litigation Claim</u>" means an unsecured Allowed Claim against the Debtor that is the subject of a lawsuit pending prior to the Petition Date, not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, a Claim arising from one of the following lawsuits pending as of the Petition Date:

a. Ascendiant Capital Group Action.

b. Tarbox Action.

c. O'Keeffe Action.

d. Shields Action.

e. Acquvest Action.

8. "<u>Allowed Priority Claim</u>" means an Allowed Administrative Claim, Allowed Priority Tax Claim, or Allowed Priority Unsecured Claim.

9. "<u>Allowed Priority Tax Claim</u>" means an Allowed Claim entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

10. "<u>Allowed Priority Unsecured Claim</u>" means an Allowed Claim entitled to priority pursuant to Sections 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

11. "<u>Allowed Secured Claim</u>" means an Allowed Claim secured by a lien, security interest or other charge against property in which the Estate has an interest, or which is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the interest of the holder of such

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

Allowed Secured Claim in the Estate's interest in such property, or to the extent of the amount subject to any setoff, as the case may be.

12. "Ascendiant Capital Group Action" means that certain lawsuit pending as of the Petition Date entitled Ascendiant Capital Group LLC; Ascendiant Capital Group, Inc.; Mark Bergendahl; Bradley Wilhite v. Composite Technology Corporation; Benton H Wilcoxon and related Cross Actions, Orange County Superior Court Case No. 03 CC 13314 (Consolidated with Case No. 03 CC 13531).

13. "Avoidance Action" means any action which is filed or which may be filed pursuant to the provisions of Sections 510, 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code, any actions based on applicable nonbankruptcy law that may be incorporated or brought under the foregoing sections of the Bankruptcy Code, or any other similar action or proceeding filed to recover property for or on behalf of the Estate or to avoid a lien or transfer.

14. "Ballot" means the form distributed to holders of claims and interests on which is to be stated an acceptance or rejection of this Plan.

15. "Bankruptcy Code" means Title 11 of the United States Code, as now in effect or hereafter amended. All citations in this Plan to section numbers are to the Bankruptcy Code unless otherwise expressly indicated. The Debtor asserts that none of the provisions of the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 modify any of the provisions of this Plan.

16. "Bankruptcy Court" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, which has jurisdiction over the Case and the Estate of the Debtor, or such successor court or tribunal as may hereafter be confirmed or created by lawful authority with power to confirm reorganization plans under Chapter 11 of the Bankruptcy Code and all applicable statutes, rules, and regulations pertaining thereto.

17. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for use in the Bankruptcy Court, as now in effect or hereafter amended.

18. "Bar Date" means the last date for filing Proofs of Claim other than Administrative Claims or Claims based upon the rejection of any executory contracts or

unexpired leases. The Bar Date for filing Proofs of Claim was set by the Bankruptcy Court as __________, 2005.

19. "Business Day" means any day other than a Saturday, Sunday, or "legal holiday" as defined in Bankruptcy Rule 9006(a).

20. "Case" means the Debtor's Chapter 11 case which was filed in the Bankruptcy Court, as Case No. SA 05-13107 JR.

21. "Cash" means cash and cash equivalents, including, but not limited to, checks or similar forms of payment or exchange.

22. "Claim" means: (a) a right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

23. "Claimant" means the holder of a Claim.

24. "Class" means a grouping into which Claims or Interests which are substantially similar to other Claims or Interests have been classified pursuant to Article IV of this Plan.

25. "Confirmation" means the entry of the Confirmation Order by the Bankruptcy Court.

26. "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy Court.

27. "Confirmation Hearing" means the hearing, including any continued or postponed session thereof, at which time the Bankruptcy Court will consider and determine whether to confirm this Plan.

28. "Confirmation Order" means the order, as entered, of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

29. "Convertible Debenture" means a debt instrument that can be converted into common stock of the Debtor at the option of the holder or the issuer.

30. "Creditor" means the holder of an Allowed Claim.

31. "Debenture Holder(s)" means the holder(s) of a Convertible Debenture. In this Case, the Debenture Holders are:

a. Midsummer Investment, Ltd.

b. Islandia, L.P.

c. Omicron Master Trust

d. Bristol Investment Fund, Ltd.

32. "Debtor" means Composite Technology Corporation, a Nevada corporation organized under the laws of the state of Nevada, the debtor and debtor-in-possession in the Case.

33. "Disallowed Claim" means a Claim against the Debtor, which Claim is disallowed pursuant to an order of the Bankruptcy Court as to which eleven (11) calendar days have passed following entry of such order and no stay pending an appeal of such order is obtained during such period.

34. "Disbursing Agent" means the person or entity charged with making Distributions pursuant to the terms of this Plan. The Reorganized Debtor will serve as the Disbursing Agent under this Plan.

35. "Disclosure Statement" means the Disclosure Statement (and all exhibits or schedules annexed thereto or referenced therein) which accompanies this Plan, as the Disclosure Statement may be amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

36. "Disputed Claim" means any Claim: (a) listed on the Debtor's Schedules as unliquidated, disputed, or contingent; or (b) as to which the Debtor, or any other party in interest, has interposed a timely objection or request for estimation or subordination in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation or subordination has not been withdrawn or determined by a Final Order. A Claim will be

SHULMAN HODGES &
BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

considered a Disputed Claim in its entirety if an objection is timely filed to any portion of such Claim.

37. "Distribution" means the Cash which is required to be distributed under this Plan to the holders of Allowed Claims.

38. "Effective Date" means the date not later than thirty days following the date upon which the Confirmation Order becomes a Final Order; provided, however, that, if an appeal of the Confirmation Order is timely filed, the Debtor may elect to cause this Plan to become effective, notwithstanding the pendency of such appeal, so long as no stay of the Confirmation Order is in effect, by filing with the Bankruptcy Court a notice of such election, in which event this Plan will become effective as provided herein.

39. "Equity Security Holder" means the holder of an Interest in the Debtor.

40. "Estate" means the estate created under Section 541 of the Bankruptcy Code in the Case.

41. "Final Distribution" means, for each Class, the last Distribution to be made to holders of Allowed Claims in that Class.

42. "Final Order" means an order or judgment of the Bankruptcy Court, or of any court of competent jurisdiction where there is pending an action in which the Debtor is a party, which has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for reargument or rehearing shall then be pending; or (b) any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtor; or (c) any appeal, petition for certiorari, reargument or rehearing has been resolved by the highest court to which the order or judgment was appealed timely or from which certiorari, reargument, or rehearing was sought.

43. "General Unsecured Claim" means an unsecured Claim against the Debtor that is not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, a Claim based on the rejection of an executory contract or unexpired lease.

44. "Interest" means a share of common stock in the Debtor.

45. "O'Keeffe Action" means that certain lawsuit pending as of the Petition Date entitled Jeremiah O'Keeffe v. C. William Arrington and Composite Technology Corporation, United States District Court for the Northern District of Texas, Dallas Division Case No. 3-05CV 0257N.

46. "Petition Date" means May 5, 2005, the date on which the Debtor filed its voluntary petition under Chapter 11 of the Bankruptcy Code, commencing the Case.

47. "Plan" means the Debtor's Chapter 11 Plan of Reorganization, as the Plan may be amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

48. "Post-Confirmation Estate Claims" means any and all claims and causes of action which constitute property of the Estate including, but not limited to, any Avoidance Actions, whether or not such claims or causes of action are the subject of litigation pending as of the Effective Date.

49. "Priority Claim" means an Administrative Claim, Priority Tax Claim, or Priority Unsecured Claim.

50. "Priority Tax Claim" means a Claim asserted to have priority under Section 507(a)(8) of the Bankruptcy Code.

51. "Priority Unsecured Claim" means a Claim asserted to have priority under Sections 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

52. "Professionals" means professionals such as attorneys, consultants or accountants employed by the Disbursing Agent in this case after the confirmation of this Plan, including but not limited to, Shulman Hodges & Bastian LLP and Richardson and Patel LLP.

53. "Proof of Claim" means a statement under oath filed in the Case by a Claimant in which the Claimant sets forth the amount claimed to be owed to it and sufficient detail to identify the basis for the Claim, in accordance with Federal Rule of Bankruptcy Procedure 3001.

54. "Reorganized Debtor" means the Debtor on and after the Effective Date.

55. "Schedules" means the Schedules of Assets and Liabilities and Statement of Financial Affairs filed by the Debtor in the Case, as amended, modified, or supplemented from time to time.

56. "Secured Claim" means a Claim secured by a lien, security interest or other charge against property in which the Estate has an interest, or which is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the interest of the holder of such Secured Claim in the Estate's interest in such property, or to the extent of the amount subject to any setoff, as the case may be.

57. "SEC" means the United States Securities and Exchange Commission.

58. "Shields Action" means that certain lawsuit pending as of the Petition Date entitled David S. Shields v. Composite Technology Corporation, Santa Clara County Superior Court Case No. 1-05-CV-034368.

59. "Stock" means the common stock of the Debtor, whether existing on the Petition Date or issued thereafter pursuant to this Plan.

60. "Tarbox Action" means that certain lawsuit pending as of the Petition Date entitled Michael Tarbox v. Paul Koch; Acquvest; Composite Technology Corporation, Orange County Superior Court Case No. 04 CC 10345.

61. "Unsecured Debenture Claim" means an unsecured Claim against the Debtor based on a Convertible Debenture, not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, the Claims of the following Debenture Holders:

a. Midsummer Investment, Ltd.

b. Islandia, L.P.

c. Omicron Master Trust

d. Bristol Investment Fund, Ltd.

62. "Unsecured Litigation Claim" means an unsecured Claim against the Debtor that is the subject of a lawsuit pending prior to the Petition Date, not entitled to priority under Section

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

507(a) of the Bankruptcy Code, including, without limitation, any Claim against the Debtor arising from one of the following lawsuits pending as of the Petition Date:

a. Ascendiant Capital Group Action.

b. Tarbox Action.

c. O'Keeffe Action.

d. Shields Action.

e. Acquvest Action.

63. "<u>Wage Claimant</u>" means a Claimant asserting a Claim pursuant to Section 507(a)(3) or (a)(4) of the Bankruptcy Code.

B. <u>Interpretations, Computation of Time and Governing Law</u>

1. <u>Rules of Interpretation</u>

For the purposes of this Plan:

a. Whenever, from the context, it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural.

b. Any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

c. Any reference in this Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit, as it may have been or may be amended, modified, or supplemented as of the Confirmation Date.

d. Unless otherwise specified in a particular reference in this Plan, all references in this Plan to Sections, Articles or Exhibits are references to Sections, Articles and Exhibits of or to this Plan.

e. Unless otherwise specified in a particular reference in this Plan, the words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to this Plan in its entirety rather than only to a particular paragraph, subparagraph, or clause contained in this Plan.

f. Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

g. The provisions of this Plan will control over any description thereof contained in the Disclosure Statement.

h. Any term used in this Plan that is not defined in this Plan, but that is used in the Bankruptcy Code or in the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply hereto.

i. Except to the extent that federal law, including the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced for all purposes in accordance with, the laws of the State of California, without giving effect to any principles of conflict of laws thereof.

2. <u>Computing Time Periods</u>

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

3. <u>Section Numbers</u>

References in this Plan to a Code section are references to the United States Bankruptcy Code (Title 11 of the United States Code) except as otherwise indicated.

4. <u>Notices and Delivery of Documents</u>

All notices, correspondence, and other deliveries under this Plan must be directed as follows:

To the Debtor or Reorganized Debtor:	COMPOSITE TECHNOLOGY CORPORATION Benton H Wilcoxon, Chief Executive Officer 2026 McGaw Ave Irvine, CA 92614 Telephone: 949-428-8500 Facsimile: 949-660-1533
With a Copy to:	Leonard M. Shulman Esq. Mark Bradshaw, Esq. SHULMAN HODGES & BASTIAN LLP 26632 Towne Centre Drive, Suite 300 Foothill Ranch, California 92610-2808 Telephone: 949-340-3400 Facsimile: 949-340-3000

II. INTRODUCTION

Composite Technology Corporation, a Nevada corporation, is the Debtor and Debtor in Possession in this Case. The Debtor commenced its bankruptcy case by filing a voluntary Chapter 11 petition under the United States Bankruptcy Code Sections 101-1330, on May 5, 2005. The Debtor is continuing in the operation and management of its business pursuant to Bankruptcy Code Sections 1107 and 1108. This document is the Chapter 11 Plan proposed by the Debtor (the Debtor may sometimes be referred to here as the "Proponent" of the Plan). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court and which is provided to help you understand the Plan

This Plan is a reorganization plan. The restructuring to be effectuated through this Plan is designed to enable the Debtor to continue operations and afford it sufficient time to pay debts.

Since 2001, the Debtor has operated primarily as a research and development company for composite technology products that offer major solutions for the congested electrical grid system. Through this reorganization, the Debtor will go forward with the production and commercialization phase of its business. Through this reorganization, management will carefully administer its existing capital to maintain operations and enter the electric utility market with its composite related products in order to retain the modest forward momentum that still exists despite the set backs experienced as a result of the Ascendiant Capital Group Action, the Tarbox Action, the O'Keeffe Action, the Shields Action and the Acquvest Action. Debtor's business model is relatively straightforward and relatively simple to deploy and scale with the underlying technology in place. Sales demand will largely drive production, and Debtor's ability to invest in its sales and marketing efforts will directly influence the rate of the company's growth.

Cash payments under this Plan to creditors will be derived from the business revenues. The Cash in the Estate as of the Confirmation Date and the Cash which will be obtained by the Estate after the Confirmation Date will be distributed to Allowed Administrative Claims, Allowed Secured Claims, Allowed General Unsecured Claims and Allowed Unsecured Debenture Claims on account of their Allowed Claims pursuant to the provisions of this Plan.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

The Reorganized Debtor will have the right to pay any Allowed Claim of any Creditor at any time on or after the Effective Date, without premium or penalty. Thus, if the Debtor's operating projections improve, at the Debtor's sole discretion, Distributions under this Plan may commence earlier than on the dates set forth in this Plan.

The Disbursing Agent will make all Distributions pursuant to the provisions of this Plan.

The Reorganized Debtor intends to remain publicly traded on the Over-The-Counter Bulletin Board under the symbol "CPTC.OB".

Stock will be issued to holders of Allowed Unsecured Litigation Claims in an amount equal to the full amount of their Claim that is ultimately adjudicated as an Allowed Unsecured Litigation Claim pursuant to the provisions of this Plan. The Stock will be issued pursuant to Bankruptcy Code Section 1145(a)(1) which exempts "the offer or sale under a plan or security of the debtor, of an affiliate participating in a joint plan with the debtor, or a successor to the debtor under the plan." The Stock will be subject to the Lock-Up Period described herein. The Stock of the Debtor as of the Petition Date will remain in effect and shall be diluted to the extent Stock is issued under this Plan to holders of Allowed Unsecured Litigation Claims. The percentage by which the Stock will be diluted depends on the total amount of Unsecured Litigation Claims that are ultimately deemed to be Allowed Claims.

III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTEREST

A. General Overview

As required by the Bankruptcy Code, this Plan puts Claims and Interests in various classes according to their right to priority of payments as provided under the Bankruptcy Code. This Plan states whether each class of Claims or Interest is impaired or unimpaired.

B. Unclassified Claims

Certain types of Claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on this Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, Proponent has not placed the following Claims in a class.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

1. **Administrative Expenses**

Administrative expenses are Claims for costs or expenses of administering Debtor's Chapter 11 case which are allowed under Code Section 507(a)(1). The Code requires that all Administrative Claims be paid on the Effective Date of this Plan, unless a particular claimant agrees to a different treatment.

Except to the extent that the holder of a particular Allowed Administrative Claim agrees to a different treatment thereof, each Allowed Administrative Claim will be paid in full, in Cash, on the later of: (a) the Effective Date; or (b) the fifth Business Day after the order allowing such Administrative Claim becomes a Final Order. Any holder of an Administrative Claim (including, without limitation, any governmental unit holding an Administrative Claim for post-petition taxes and/or interest and penalties related to such taxes) is required to file a request for payment of its Administrative Claim. Requests for payment of Administrative Claims must be filed not later than thirty days after the Effective Date, and will be paid on or before the fifth Business Day after the order allowing such Administrative Claim becomes a Final Order. Any failure by the holder of an Administrative Claim to file a request for payment of its Administrative Claim within thirty days after the Effective Date will forever bar such holder of an Administrative Claim from asserting its Administrative Claim against the Estate.

The following chart lists all of Debtor's estimated Section 507(a)(1) Administrative Claims and their treatment under this Plan:

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SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

Name	Code §	Allowed to Date	Total Estimated	Paid By Debtor to Date	Total Estimated Required to Be Paid on the Effective Date	Treatment
Shulman Hodges & Bastian LLP, general counsel for Debtor	507(a)(1)	$.00	$150,000.00	$80,553.71	$150,000.00	In the event that there are unpaid fees and expenses that are allowed by the Court, unless otherwise agreed, the unpaid amounts shall be paid in full, in Cash, on the later of: (a) the Effective Date, or (b) the fifth Business Day after the order allowing such Administrative Claim becomes a Final Order.
Richardson & Patel LLP, Special Litigation and SEC compliance counsel	507(a)(1)	$.00	$150,000.00	$.00	$150,000.00	No further distribution to be paid.
Clerk, Bankruptcy Court Fees	507(a)(1)		$250.00		$ 250.00	Paid in full on the Effective Date
Unpaid United States Trustee Fees	507(a)(1)		$500.00		$ 500.00	Paid in full on the Effective Date
Total			$300,750.00	$80,553.71	$300,750.00	

2. Court Approval of Fees Required

The Court must rule on all professional fees listed in the chart above before the fees will be owed. For all fees except the Clerk's Office fee and the United States Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be owed and required to be paid under this Plan.

3. Priority Tax Claims

Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). Except to the extent that the holder of a particular Allowed Priority Tax Claim agrees to a different treatment thereof, the Code requires that each holder of an Allowed Priority Tax Claim receive the present value of such Allowed Priority Tax Claim in deferred Cash payments over a period not exceeding six years from the date of assessment of such tax.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

Treatment of Allowed Priority Tax Claims. The Debtor's Plan provides that deferred Cash payments will be paid in equal annual installments of principal and interest and will be in an amount sufficient to amortize each Allowed Priority Tax Claim fully over a period of not longer than six years from the date of assessment of the tax. The outstanding principal amount of each Allowed Priority Tax Claim will bear interest, commencing on the Effective Date and continuing until such Allowed Priority Tax Claim is paid in full, at the lesser of: (i) the rate of six percent (6%) per annum; or (ii) the rate specified by Section 6621(a) of the Internal Revenue Code, as such rate is adjusted from time to time. Payments to holders of Allowed Priority Tax Claims will commence on the first anniversary of the Effective Date and will continue on each annual anniversary of the Effective Date.

The Reorganized Debtor will have the right to pay all Allowed Priority Tax Claims, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty. The Debtor has no Section 507(a)(8) Priority Tax Claims. Therefore, this Plan provides for no payments to holders of Allowed Priority Claims pursuant Section 507(a)(8) of the Bankruptcy Code.

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SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

C. **Classified Claims and Interests**

1. **Classes of Secured Claims**

Secured Claims are Claims secured by liens on property of the Estate. The following chart[1] lists all classes containing Debtor's prepetition Secured Claims and their treatment under this Plan:

Class No.	Description	Insiders (Y/N)	Impaired (Y.N)	Treatment
1-A	Secured Claim of: CNC Associates Inc Collateral description: Lease Rental Agreement No. 22898001: (1) HAAS CNC Manual Toolroom Lathe including (1) 5C Collet Spindle Nose w/ Manual Lever (1) Threaded Spindle Nose (1) Manual 8" 3-Jaw Chuck (1) Quick Change 2 Position Tool Post (1) Manual Tailstock (1) Air Blow Gun (1) Coolant Pump Kit. UCC-1 Financing Statement filed 3/19/2004, Filing No. 2004008541-4 Collateral Value: $18,703.35 Total Amount of claim: $18,703.35	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

1 The amounts listed owing is the amount listed owing on the Debtor's Bankruptcy Schedules. The Debtor has not reviewed the proofs of claim, if any, filed by Creditors. The Debtor reserve the right to object to any of the Claims filed by Creditors.

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
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Class No.	Description	Insiders (Y/N)	Impaired (Y.N)	Treatment
1-B	Secured Claim of: American Bank & Trust Co (Assignee of Devon Bank) Collateral description: Lease Schedule No. 003 to Master Lease Agreement No. 801036: Pultrusion Machine including but not limited to all parts, accessories and attachments. UCC-1 Financing Statement filed May 7, 2004, Filing No. 2004014625-0 (Assignment from Devon Bank to American Bank & Trust Co filed October 15, 2004, Filing No. 2004031452-4) Collateral Value: $67,711.98 Total Amount of claim: $67,711.98	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.
1-C	Secured Claim of: Devon Bank and IFC Credit Corporation Collateral description: Lease Schedule No. 005 to Master Lease Agreement No. 801036: Torque Control Conversion Kit Replacement Die (2) Dies Epacio Burndy Y60BHU Burndy Corp Dispensing Unit XDS 1001-CT03-3 Point Bending Clamp Kit Air Compressor 5.0 HP Connection for wire machine, Wiring for new cable machines, Clark Forklift EC50080 VL Systems Inc. - Computer Equipments Ashman - Lathe Ashman - Saw/Welder Bob LaFortune - Air Compressor Spool Gun Welding CNC Associates - Haas Tool Room Lathe. UCC-1 Financing Statement filed May 10, 2004, Filing No. 2004014770-7 Collateral Value: $67,711.98 Total Amount of claim: $67,711.98	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

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Class No.	Description	Insiders (Y/N)	Impaired (Y/N)	Treatment
1-D	Secured Claim of: American Bank & Trust Co (Assignee of Devon Bank) Collateral description: Lease Schedule No. 004 to Master Lease Agreement No. 801036: Bruce Matters Fabricating - Frames McMaster Carr - Parts Omega Engineering - Parts Omega Engineering - Parts Pultool - Down payment (5//31/02) Pultool Balance (6/21/02) Bruce Matters Fabricating - Frames Die Pultrusion Machine Wet Tank Tools Resin Tank Metal Die Tools -Tools Pultrusion Machine (3rd pmt) Reel Neat Solutions; UCC-1 Financing Statement filed May 20, 2004, Filing No. 2004014771-9 (Assignment from Devon Bank to American Bank & Trust Co., filed October 15, 2004, Filing No. 2004031451-2) Collateral Value: $67,711.98 Total Amount of claim: $67,711.98	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.
1-E	Secured Claim of: West Suburban Bank and IFC Credit Corporation Collateral description: Lease Schedule No. 002 to Master Lease Agreement No. 801036: Office chairs, Phone Office Furniture Outlet House to Office Telephone Equipment telephone equipment - ROI Networks Furniture Telephone Equipment - ROI Networks Telephone Equipment - ROI Networks Telephone Equipment - ROI Networks House to Office Furniture Warehouse House to Office Furniture Warehouse; UCC-1 Financing Statement filed May 10, 2004, Filing No. 20044014772-1 Collateral Value: $67,711.98 Total Amount of claim: $67,711.98	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

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Class No.	Description	Insiders (Y/N)	Impaired (Y/N)	Treatment
1-F	Secured Claim of: IFC Credit Corporation Collateral description: Lease Schedule No. 007 to Master Lease Agreement No. 801036: One 50 x 18 inch 2000 CPE machine with 50 x 18 inch envelope (fits up to 52) from Glasforms, Inc.; UCC-1 Financing Statement filed May 27, 2004, Filing No. 2004016808-0 Collateral Value: $168,810.68 Total Amount of claim: $168,810.68	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.
1-G	Secured Claim of: IFC Credit Corporation Collateral description: Lease Schedule No. 006 to Master Lease Agreement No. 801036: One (1) - 24 x 8 ince 1990 Goldsworth Pullmaster Machine with a 24 x 8 inch puller envelope from Glasforms, Inc., UCC-1 Financing Statement filed May 27, 2004, Filing No. 2004016809-2 Collateral Value: $42,202.64 Total Amount of claim: $42,202.64	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

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Class No.	Description	Insiders (Y/N)	Impaired (Y/N)	Treatment
1-H	Secured Claim of: IFC Credit Corporation Collateral description: Lease Schedule No. 008 to Master Lease Agreement No. 801036: One (1) Durapul 1204 Pultrusion Machine including but not limited to all parts, attachments and accessories; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035757-4 Collateral Value: $89,815.36 Total Amount of claim: $89,815.36	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.
1-I	Secured Claim of: IFC Credit Corporation Collateral description: Lease Schedule No. 009 to Master Lease Agreement No. 801036: One (1) HR4223 Testing Machine & Load Frame Height One, One (1) Tufting Heads (materials for 4 heads) including but not limited to all parts, attachments and accessories; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035759-8 Collateral Value: $97,982.05 Total Amount of claim: $97,982.05	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

Class No.	Description	Insiders (Y/N)	Impaired (Y.N)	Treatment
1-J	Secured Claim of: IFC Credit Corporation Collateral description: Lease Schedule 010 to Master Lease Agreement No. 801036; Vendor: Reel-O-Matic Two (2) Fractional HP Double reduction gear reducer, Two (2) extra guide boxes with rollers and hardware. Framing & Shipping Vendor: Integrated Tech, Inc., One (1) Custom 4U Rackmount Server - Exchange including but not limited to all parts, attachments and accessories. One (1) Microsoft Windows Server 2003 Standard (5 CAL) Software One (1) Microsoft Exchange Server 2003 Standard (5 CAL) Software One (1) Microsoft Exchange Server 2003 Clients (25 CALS) Software One (1) Veritas Remote Agent One (1) Veritas Exchange Agent One (1) Netgear 24-Port GS524T VLAN Switch One (1) Netgear 48-Port GS 748T VLAN Switch One (1) 8-Port PS/2 KVM Switch RM-1U w/monitor/keyboard/mouse Five (5) 6ft Cable Kit for KVM Switches Two (2) Tripp-LIte Smart Online 3000VA Two (2) Tripp-Lite 10BT Web SNMP Card One (1) 45URackmount Enclosure One (2) Quantum 300/600 GB SDL T600 Rack2 w/10 Cartriges One (1) Custom 4U Rackmount Server - GP SQL Server including but not limited to all parts, attachments and accessories One (1) Veritas Remote Agent Client One (1) Veritas Backup Exec SQL Agent ONe (1) Custom 4U Rackmount Server - CRM SQL Server including but not limited to all parts, attachments and accessories One (1) Microsoft Windows 2003 Server (5 CAL) Software One (1) Microsoft SQL Server 2000 Standard Software One (1) Veritas Remote Agent Client One (1) Veritas Backup Exec SQL Agent One (1) Custom 4U Rackmount Server - CRM WEB Serving including but not limited to all parts, attachments and accessories One (1) Microsoft Windows Server 2003 Standard (5 CAL) Software One (1) Veritas Remote Agent Client; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035761-3 Collateral Value: $85,696.14 Total Amount of claim: $85,696.14	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. *It is estimated that there will be no arrearages due on this Claim.* Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

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Class No.	Description	Insiders (Y/N)	Impaired (Y/N)	Treatment
1-K	Secured Claim of: Parkway Bank & Trust Company Collateral description: Lease Schedule No. 11 to Master Lease Agreement No. 801036: One (1) Martin Pultruder Durapul 1204 including but not limited to all parts, attachments and accessories Two (2) Gud-drilled dies approx. 9.0374" in O.D. One (1) ACCPAC CRM Server - Corporate Edition One (1) ACCPAC 5.6 CRM Integration Server Thirty-Five (35) ACCPAC CRM 5.6 User License One (1) ACCPAC 18% Support Plus Plan One (1) Grey Trix GUMU for Great Plains SERVINTPROG Installation and training - 40 hours; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035762-5; UCC-3 Amendment (restated collateral) filed March 1, 2005, Filing No. 2005006385-2 (UCC-3 Assignment from IFC Credit Corporation to Parkway Bank & Trust Company filed March 2, 2004, Filing No. 2005006480-4) Collateral Value: $131,988.55 Total Amount of claim: $131,988.55	No	No	The underlying lease of this Claim shall be assumed by the Debtor on the Effective Date and arrearages, if any, will be paid in full on the Effective Date. It is estimated that there will be no arrearages due on this Claim. Treatment of lien: This Creditor shall retain its lien on the collateral in the same validity and priority as it held prior to the Petition Date until the Allowed Claim amount has been paid. Payment: This Creditor will receive payment on its Claim pursuant to the terms and conditions of the underlying lease documents between the Debtor and the Creditor entered into prior to the Petition Date. In no event shall the total payments received through this Plan exceed the amount of the Allowed Claim.

2. Classes of Priority Unsecured Claims

Certain Priority Claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a Claim receive cash on the Effective Date equal to the allowed amount of such Claim. However, a Class of unsecured Priority Claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such Claim. There are no 507(a)(3), (a)(4), (a)(5), (a)(6) and (a)(7) unsecured Priority Claims. Therefore, this Plan provides for no payments to holders of Allowed Priority Claims pursuant Sections 507(a)(3), (a)(4), (a)(5), (a)(6) and (a)(7) of the Bankruptcy Code.

3. Class of General Unsecured Claims

General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a).

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The following chart[2] identifies this Plan's treatment of the classes of Claims containing all of Debtor's General Unsecured Claims:

Class No.	Description	Impaired (Y/N)	Treatment
2-A	General Unsecured Claims Approximately 45 holders of General Unsecured Claims totaling $15,635,850.33. This amount includes Disputed Claims.	Yes Impaired; claims in this class are entitled to vote on this Plan	Allowed General Unsecured Claims, other than Allowed Unsecured Litigation Claims and Allowed Debenture Claims, will be paid the full amount of their respective Allowed Claim amount, without interest, in six monthly installment payments commencing thirty dates after the Effective Date. Alternatively, the Reorganized Debtor will have the right to pay these Claims at any time on or after the Effective Date, without premium or penalty.
2-B	Unsecured Debenture Holder Claims Approximately four holders of Unsecured Debenture Claims totaling $15,087,500.00 as shown.	Yes Impaired; claims in this class are entitled to vote on this Plan	Allowed Unsecured Debenture Holder Claims will be paid per their existing agreements with the Debtor as modified by that certain "Amendment No. One to 6% Secured Convertible Debenture Due August 17, 2007. The Reorganized Debtor will have the right to pay these Claims at any time on or after the Effective Date, without premium or penalty.
2-C	Unsecured Litigation Claims Approximately 5 holders of Unsecured Litigation Claims totaling an unknown amount. This amount includes Disputed Claims.	Yes Impaired; claims in this class are entitled to vote on the Plan	Allowed Unsecured Litigation Claims will be issued Stock pursuant to Bankruptcy Code Section 1145 in an amount equal to the full amount of their Claim that is ultimately adjudicated as an Allowed Unsecured Litigation Claim. The number of shares of Stock to be issued to holders of Allowed Unsecured Litigation Claims shall be determined by dividing each litigation claimant's judgment or settlement dollar amount by the average of the reported closing bid price per share of CTC Common Stock on the OTC Bulletin Board (as reported by Bloomberg L.P. at 4:15 PM (New York time) during the ten (10) regular session trading days immediately preceding the Effective Date. The Stock issued to Allowed Unsecured Litigation Claims pursuant to Bankruptcy Code Section 1145 will be subject to a Lock-Up Period described below.

a. <u>Additional Provisions Regarding Treatment of Class 2-C</u>

The Stock issued to satisfy the Allowed Unsecured Litigation Claims pursuant to the Plan will be held in a custodial account by the Disbursing Agent. The Stock will be issued pursuant

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[2] The amounts listed owing is the amount listed owing on the Debtor's Bankruptcy Schedules. The Debtor has not reviewed the proofs of claim, if any, filed by the Creditors. The Debtor reserve the right to object to any Claims filed by the Creditors.

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to Bankruptcy Code Section 1145 in a single certificate for each Allowed Unsecured Litigation Claim. Subject to reasonable limitations requested by the Debtor's stock transfer agent, Stock shall be delivered to the Disbursing Agent on behalf of Allowed Unsecured Litigation Claims approximately on the later of (a) the Effective Date, or (b) thirty days after the Claim has been allowed pursuant to a Final Order.

The number of shares of Stock to be issued on behalf of holders of Allowed Unsecured Litigation Claims shall be determined by dividing each litigation claimant's judgment or settlement dollar amount by the average of the reported closing bid price per share of CTC Common Stock on the OTC Bulletin Board (as reported by Bloomberg L.P. at 4:15 PM (New York time) during the ten (10) regular session trading days immediately preceding the Effective Date.

Unless instructed otherwise in writing by the holder of an Allowed Unsecured Litigation Claim, every ninety days following receipt of the Stock issued under the Plan, the Disbursing Agent shall break down the Stock certificate for each holder of Allowed Unsecured Litigation Claims and deliver to such Claim holder a Stock certificate evidencing sixteen and two-thirds percent of the original amount of Stock held by the Disbursing Agent on behalf of such Claim holder until the Disbursing Agent no longer holds any Stock on behalf of each Claim holder. Stock received by the holder of an Allowed Unsecured Litigation Claim from the Disbursing Agent shall have no transfer restrictions.

1. With respect to Stock held by the Disbursing Agent on their behalf, class 2-C Unsecured Litigation Claim holders shall not, without the prior written consent of the Debtor (which consent, if any, shall be applicable pro-rata for all holders of Stock), during the period ending eighteen (18) months after the date of the Effective Date (the "Lock-Up Period"):

a. Offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Stock or any securities convertible into or exercisable or exchangeable for Stock; or

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b. Enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Stock whether any such transaction described above is to be settled by delivery of Stock or such other securities, in cash or otherwise, provided, however, that the legend shall permit the holders of the Stock to dispose of them in accordance with paragraph (2) below.

2. Notwithstanding the foregoing, Stock may be released prior to the end of the Lock-Up Period in addition to the amounts discussed above, to the extent underwriters or investment advisors of the Debtor reasonably determine that market conditions are sufficiently favorable that such release of additional Stock prior to the end of the Lock-Up Period will not have a significantly adverse effect on the market for or price of any class of Stock.

3. Holders of Allowed Unsecured Litigation Claims shall have a first right of refusal to participate and/or purchase additional equity in the form of common stock, preferred stock or convertible debentures in the event that new stock in the Reorganized Debtor is issued for purposes of raising capital to allow holders of Allowed Litigation Claims who receive Stock to maintain their relative ownership position in the Reorganized Debtor.

4. The Stock shall be issued in accordance with Bankruptcy Code section 1145 and shall require no further legend or transfer restriction other than that provided for in subparagraph 1.a. and 1.b. above and the holders of Unsecured Litigation Claims shall not be deemed an "underwriter" or an "affiliate" of the Reorganized Debtor as defined in Bankruptcy Code Section 1145, the Securities Act of 1933 or similar statute.

The Debtor has required the Lock-up Period in order to preserve the value of the Debtor's Common Stock, to fully implement the restructuring of the Reorganized Debtor, and to enhance the value of the Stock for the benefit of all creditors and parties in interest.

4. Classes of Interest Holders

Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. Because the Debtor is a corporation, entities holding preferred or common stock in the Debtor are the interest holders. The following chart identifies the Plan's treatment of the class of Interest Holders:

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Class	Description	Impaired (Y/N)	Treatment
3	Interest Holders and non-debenture warrant holders	Yes	The rights of Interest Holders are modified by the Plan. The Stock will remain in effect and will be diluted to a smaller percentage of the outstanding stock in the Reorganized Debtor as a result of the Stock to be issued to Allowed Unsecured Litigation Claims. The percentage by which the Stock will be diluted depends on the total amount of Unsecured Litigation Claims that are ultimately deemed to be Allowed Claims. The Debtor has not reviewed the proofs of interest, if any, filed by the Interest Holders. The Debtor reserves its right to object to any of the proofs of interest filed by the Interest Holders on any reasonable grounds.

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made on account of any Disputed Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest, and then only to the extent it becomes an Allowed Claim or Allowed Interest. Any Proof of Claim or Proof of Interest filed which differs from the Scheduled amount is deemed to be a Disputed Claim or Disputed Interest.

D. Post-confirmation Management

The Debtor will retain possession of its property and the management of its financial affairs after the confirmation of the Plan under the following management:

The Debtor's principal management post-confirmation shall consist of the following:

Name	Title	Monthly Compensation
Benton H Wilcoxon	Chairman and Chief Executive Officer	$10,000 (approximately)
C. William Arrington	Director and Sr. VP Office of the CEO	$10,000 (approximately)

E. Disbursing Agent

The Reorganized Debtor shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for Disbursing Agent services rendered and expenses incurred pursuant to the Plan as follows.

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In its capacity as Disbursing Agent, the Reorganized Debtor shall be responsible for all actions necessary to maintain and maximize the Debtor's business affairs. The Disbursing Agent shall be responsible for the operation of the Debtor's business, preservation of assets, and pursuit of any claims held by the Debtor's Estate, including any Avoidance Actions and Post-Confirmation Estate Claims, and for the Distribution of the Debtor's Cash or any recoveries to Creditors pursuant to the provisions of the Bankruptcy Code and the Plan. The duties of the Disbursing Agent shall also include preparing and filing the post-confirmation status reports with the Office of the United States Trustee and paying all post-confirmation quarterly fees of the Office of the United States Trustee until the Case is dismissed or a final decree has been entered, whichever occurs first.

F. Employment and Compensation of Professionals

The Debtor does not anticipate that professionals will be employed to assist with its duties herein other than the professionals that were employed by the Debtor pursuant to Court order during the Case. In carrying out its duties under the Plan, the Disbursing Agent shall use the services of its professionals employed by order of the Bankruptcy Court prior to confirmation of the Plan. The continued employment of such professionals will save the fees and costs associated with counsel not already familiar with the matters which the professionals will undertake. Since their involvement in Debtor's Case, the professionals have conducted investigations and obtained special knowledge that will assist the Disbursing Agent in carrying out the provisions of the Plan and assist with the winding up of the Case including claims objections.

Except as set forth herein to the contrary, any professional employed by the Disbursing Agent in this Case after the confirmation of the Plan seeking payment of its post-confirmation fees and costs will be entitled to seek payment of such fees and costs without the need for any further order of the Bankruptcy Court.

G. Post-Confirmation Estate Claims

The right to enforce, litigate, collect, and settle, on behalf of the Estate (at the expense of the Estate), any and all Claims and causes of action which constitute property of the Estate

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including, but not limited to, any Avoidance Actions, whether or not such Claims or causes of action are the subject of litigation pending as of the Effective Date shall be vested solely in the Reorganized Debtor as of the Effective Date. From and after the Effective Date, the Reorganized Debtor shall have the sole right to enforce, file, prosecute, collect, or settle, any Post-Confirmation Estate Claims.

Any litigation based upon Post-Confirmation Estate Claims will be filed no later than two years year after the Effective Date, or within any applicable limitations period, or within such additional period of time as the Bankruptcy Court may allow upon motion of the Debtor, after such notice as the Bankruptcy Court may deem appropriate. In the event that litigation based upon any Post-Confirmation Estate Claim is not timely commenced, such Post-Confirmation Estate Claim will be deemed forever waived by the Estate and neither the Debtor nor any other party-in-interest will have the right to pursue the same; provided, however, that any such Post-Confirmation Estate Claim, may be utilized as a defense against or offset to any Claim or cause of action which may be brought against the Estate.

Notwithstanding the rights of the Reorganized Debtor with respect to Post-Confirmation Estate Claims, nothing in the Plan will require the Reorganized Debtor to prosecute or litigate any such matters, all of which may be decided by the Reorganized Debtor in its sole discretion.

THE DEBTOR HAS NOT FULLY REVIEWED WHETHER POST-CONFIRMATION ESTATE CLAIMS EXIST, INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT THERE ARE ANY AVOIDANCE ACTIONS WHICH MAY BE BROUGHT BY THE REORGANIZED DEBTORS AFTER THE EFFECTIVE DATE. THIS INVESTIGATION IS ON-GOING AND WILL OCCUR IN LARGE PART AFTER THE EFFECTIVE DATE. AS A RESULT, CREDITORS AND OTHER PARTIES-IN-INTEREST SHOULD BE, AND ARE PURSUANT TO THE TERMS OF THE PLAN, SPECIFICALLY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR POST-CONFIRMATION ESTATE CLAIM MAY NOT BE LISTED, DISCLOSED, OR SET FORTH IN THE PLAN OR THE DISCLOSURE STATEMENT, A POST-CONFIRMATION ESTATE

CLAIM MAY BE BROUGHT AGAINST ANY CLAIMANT AT ANY TIME, SUBJECT TO THE BAR DATE LIMITATIONS SET FORTH IN THE PLAN.

H. Objections to Claims

The right to litigate, resolve, and settle objections to Claims (at the expense of the Estate), whether or not the subject of litigation as of the Effective Date, will be vested solely in the Reorganized Debtor as of the Effective Date. From and after the Effective Date, the Reorganized Debtor shall have the sole right to file, prosecute, litigate, and settle any objections to Claims, whether or not any such objection is pending as of the Effective Date.

Notwithstanding that the Reorganized Debtor shall have the right to file, litigate, prosecute, and settle objections to Claims on behalf of the Estate, nothing contained herein will be deemed to obligate the Reorganized Debtor to take any such actions, all of which will be determined in the Reorganized Debtors' sole discretion.

Any Claims listed as Disputed in the Plan and Disclosure Statement and the Exhibits attached thereto will be subject to claims objections proceedings. HOWEVER, THE DEBTOR HAS NOT FULLY REVIEWED THE CLAIMS IN THE CASE OR DETERMINED WHETHER OBJECTIONS TO CLAIMS EXIST. THIS INVESTIGATION IS ONGOING AND WILL OCCUR IN LARGE PART AFTER THE EFFECTIVE DATE. CREDITORS AND OTHER PARTIES-IN-INTEREST SHOULD BE, AND ARE PURSUANT TO THE TERMS OF THE PLAN SPECIFICALLY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR OBJECTION TO CLAIM MAY NOT BE LISTED, DISCLOSED, OR SET FORTH IN THE PLAN OR DISCLOSURE STATEMENT, AN OBJECTION TO CLAIM MAY BE BROUGHT AGAINST ANY CLAIMANT AFTER THE EFFECTIVE DATE.

I. Pending Disputed General Unsecured Claims as of the Date of Distribution

In the event that any objection to any General Unsecured Claim should be pending as of the date on which a Distribution is owed to the holder of such General Unsecured Claim, no Distribution will be made on account of such disputed General Unsecured Claim until such Disputed Claim has been determined and allowed by a Final Order. In the event that a Disputed

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Claim is allowed by a Final Order, within five Business Days after such Disputed Claim is allowed by such Final Order, such Allowed General Unsecured Claim will be paid to the extent of the Distributions previously made on account of Allowed General Unsecured Claims in the same Class. Further Distributions, if any, on account of such Allowed General Unsecured Claim will be paid directly to the holder of such Allowed General Unsecured Claim, in an aggregate amount not to exceed the amount of the General Unsecured Claim allowed by the Final Order.

J. Unclaimed Distributions

Distributions to holders of Allowed Claims will be made either: (a) at the addresses set forth in the Proof of Claim filed by the Creditor; or (b) at the address set forth in any written notice of address change delivered to the Debtor or the Disbursing Agent after the date on which any related Proof of Claim was filed; or (c) at the address reflected in the Schedules relating to the applicable Allowed Claim if no Proof of Claim has been filed by the Creditor and neither the Debtor nor the Reorganized Debtor has received a written notice of a change of address.

The Disbursing Agent shall not be required to perform any investigation or inquiry as to the proper address for such Creditor if the address stated in any Proof of Claim filed by the Creditor, written notice of change of address filed by the Creditor, or in the Schedules is incorrect.

Any Unclaimed Distribution provided for under the Plan (which will include: (a) checks which have been returned as undeliverable without a proper forwarding address; (b) checks which were not mailed or delivered because of the absence of a proper address to which to mail or deliver the same; or (c) checks which remain un-negotiated for a period of ninety (90) days), will be retained and utilized by the Reorganized Debtor.

Following the earlier to occur of: (a) two years after a Distribution becomes an Unclaimed Distribution, or (b) ninety days after the making of the Final Distribution under the Plan, such Unclaimed Distribution will become property of the Reorganized Debtor, free and clear of any restrictions thereon, and the holders of Allowed Claims otherwise entitled to such Unclaimed Distributions will cease to be entitled thereto and their Claims based thereon will be deemed discharged, waived, and forever barred.

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K. **Other Provisions of the Plan**

1. **Executory Contracts and Unexpired Leases**

a. **Assumptions**

The following are the unexpired leases and executory contracts that are to be assumed as obligations of the Reorganized Debtor under this Plan:

Other Party to the Contract to Lease	Description of the Contract or Lease to be Assumed
CNH LLC Alfonso Cordero Manager c/o Jeff Hirsch Lees & Associates 3991 McArthur Blvd Suite 100 Newport Beach, CA 92660	Lease dated November 7, 2003 for business premises located at 2026 McGaw Avenue, Irvine, CA Term: 7 years commencing January 1, 2004
CNC Associates Inc 2900 Challenger Place Oxnard, CA 93030	Lease Rental Agreement No. 22898001: (1) HAAS CNC Manual Toolroom Lathe including (1) 5C Collet Spindle Nose w/ Manual Lever (1) Threaded Spindle Nose (1) Manual 8" 3-Jaw Chuck (1) Quick Change 2 Position Tool Post (1) Manual Tailstock (1) Air Blow Gun (1) Coolant Pump Kit. UCC-1 Financing Statement filed 3/19/2004, Filing No. 2004008541-4
American Bank & Trust Co (Assignee of Devon Bank) 4301 E 53rd Street Davenport, IA 52807	Lease Schedule No. 003 to Master Lease Agreement No. 801036: Pultrusion Machine including but not limited to all parts, accessories and attachments. UCC-1 Financing Statement filed May 7, 2004, Filing No. 2004014625-0 (Assignment from Devon Bank to American Bank & Trust Co filed October 15, 2004, Filing No. 2004031452-4)
Devon Bank 6445 North Western Ave Chicago, IL 60645 IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 005 to Master Lease Agreement No. 801036: Torque Control Conversion Kit Replacement Die (2) Dies Epacio Burndy Y60BHU Burndy Corp Dispensing Unit XDS 1001-CT03-3 Point Bending Clamp Kit Air Compressor 5.0 HP Connection for wire machine, Wiring for new cable machines, Clark Forklift EC50080 VL Systems Inc. - Computer Equipments Ashman - Lathe Ashman - Saw/Welder Bob LaFortune - Air Compressor Spool Gun Welding CNC Associates - Haas Tool Room Lathe. UCC-1 Financing Statement filed May 10, 2004, Filing No. 2004014770-7
American Bank & Trust Co (Assignee of Devon Bank) 4301 E 53rd Street Davenport, IA 52807	Lease Schedule No. 004 to Master Lease Agreement No. 801036: Bruce Matters Fabricating - Frames McMaster Carr - Parts Omega Engineering - Parts Omega Engineering - Parts Pultool - Down payment (5//31/02) Pultool Balance (6/21/02) Bruce Matters Fabricating - Frames Die Pultrusion Machine Wet Tank Tools Resin Tank Metal Die Tools -Tools Pultrusion Machine (3rd pmt) Reel Neat Solutions; UCC-1 Financing Statement filed May 20, 2004, Filing No. 2004014771-9 (Assignment from Devon Bank to American Bank & Trust Co., filed October 15, 2004, Filing No. 2004031451-2)

Other Party to the Contract to Lease	Description of the Contract or Lease to be Assumed
West Suburban Bank 717 S Westmore Ave Lombard, IL 60148 IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 002 to Master Lease Agreement No. 801036: Office chairs, Phone Office Furniture Outlet House to Office Telephone Equipment telephone equipment - ROI Networks Furniture Telephone Equipment - ROI Networks Telephone Equipment - ROI Networks Telephone Equipment - ROI Networks House to Office Furniture Warehouse House to Office Furniture Warehouse; UCC-1 Financing Statement filed May 10, 2004, Filing No. 20044014772-1
West Suburban Bank 717 S Westmore Ave Lombard, IL 60148 IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 001 to Master Lease Agreement No. 801036: 1 HP Pavilion laptop, Sony laptop, Software Sony laptop - MicroCenter Sony laptop, MicroCenter Computer, MicroCenter MicroCenter HP 7010 P4/2.6/512/60/17 VL Systems Inc., Computer Hardwares VL Systems, Inc. - Computer Hardwares VL Systems, Inc. - Firewall MicroCenter HP 7010 P4/2.6/512/60/17, MicroCenter HP 7010 P4.6/512/60/18 VL Systems, Inc. - HP D330 & HD D220 Great Plain Software - HR Module Ecost.com - Benton's Sony Laptop Power Line Systems, Inc., Dynamic Method - CRM Software Dynamic Method - Three Additional Users VL Systems, Inc., HP Proliant DL 380 VL Systems, Inc., - HP D220 Micro Tower Ecost.com - Wind 2000 5-Users License; UCC-1 Financing Statement filed May 10, 2004, Filing No. 2004014773-3
IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 007 to Master Lease Agreement No. 801036: One 50 x 18 inch 2000 CPE machine with 50 x 18 inch envelope (fits up to 52) from Glasforms, Inc.; UCC-1 Financing Statement filed May 27, 2004, Filing No. 2004016808-0
IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 006 to Master Lease Agreement No. 801036: One (1) - 24 x 8 ince 1990 Goldsworth Pullmaster Machine with a 24 x 8 inch puller envelope from Glasforms, Inc.; UCC-1 Financing Statement filed May 27, 2004, Filing No. 2004016809-2
IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Financing Statement and Master Lease Agreement No. 801036; UCC-1 Financing Statement filed June 3, 2004, Filing No. 2004017288-7.
IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 008 to Master Lease Agreement No. 801036: One (1) Durapul 1204 Pultrusion Machine including but not limited to all parts, attachments and accessories; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035757-4
IFC Credit Corporation 8700 Waukegan Road Suite 100 Morton Grove, IL 60053	Lease Schedule No. 009 to Master Lease Agreement No. 801036: One (1) HR4223 Testing Machine & Load Frame Height One, One (1) Tufting Heads (materials for 4 heads) including but not limited to all parts, attachments and accessories; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035759-8

Other Party to the Contract to Lease	Description of the Contract or Lease to be Assumed
IFC Credit Corporation *8700 Waukegan Road Suite 100* Morton Grove, IL 60053	Lease Schedule 010 to Master Lease Agreement No. 801036: Vendor: Reel-O-Matic Two (2) Fractional HP Double reduction gear reducer, Two (2) extra guide boxes with rollers and hardware. Framing & Shipping Vendor: Integrated Tech, Inc., One (1) Custom 4U Rackmount Server - Exchange including but not limited to all parts, attachments and accessories. One (1) Microsoft Windows Server 2003 Standard (5 CAL) Software One (1) Microsoft Exchange Server 2003 Standard (5 CAL) Software One (1) Micrsoft Exchange Server 2003 Cients (25 CALS) Software One (1) Veritas Remote Agent One (1) Veritas Exchange Agent One (1) Netgeear 24-Port GS524T VLAN Switch One (1) Netgear 48-Port GS 748T VLAN Switch One (1) 8-Port PS/2 KVM Switch RM-1U w/monitor/keyboard/mouse Five (5) 6ft Cable Kit for KVM Switches Two (2) Tripp-LIte Smart Online 3000VA Two (2) Tripp-Lite 10BT Web SNMP Card One (1) 45URackmount Enclosure One (2) Quantum 300/600 GB SDL T600 Rack2 w/10 Cartriges One (1) Custom 4U Rackmount Server - GP SQL Server including but not limited to all parts, attachments and accessories One (1) Veritas Remote Agent Client One (1) Veritas Backup Exec SQL Agent ONe (1) Custom 4U Rackmount Server - CRM SQL Server including but not limited to all parts, attachments and accessories One (1) Microsoft Windows 2003 Server (5 CAL) Software One (1) Microsoft SQL Server 2000 Standard Software One (1) Veritas Remote Agent Client One (1) Veritas Backup Exec SQL Agent One (1) Custom 4U Rackmount Server - CRM WEB Serving including but not limited to all parts, attachments and accessories One (1) Microsoft Windows Server 2003 Standard (5 CAL) Software One (1) Veritas Remote Agent Client; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035761-3
Parkway Bank & Trust Company 4800 N Harlem Ave Harwood Heights, IL 60656	Lease Schedule No. 11 to Master Lease Agreement No. 801036: One (1) Martin Pultruder Durapul 1204 including but not limited to all parts, attachments and accessories Two (2) Gud-drilled dies approx. 9.0374" in O.D. One (1) ACCPAC CRM Server - Corporate Edition One (1) ACCPAC 5.6 CRM Integration Server Thirty-Five (35) ACCPAC CRM 5.6 User License One (1) ACCPAC 18% Support Plus Plan One (1) Grey Trix GUMU for Great Plains SERVINTPROG Installation and training - 40 hours; UCC-1 Financing Statement filed November 23, 2004, Filing No. 2004035762-5; UCC-3 Amendment (restated collateral) filed March 1, 2005, Filing No. 2005006385-2 (UCC-3 Assignment from IFC Credit Corporation to Parkway Bank & Trust Company filed March 2, 2004, Filing No. 2005006480-4)

On the Effective Date, each of the unexpired leases and executory contracts listed above shall be assumed as obligations of the Reorganized Debtor. The Order of the Court confirming

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the Plan shall constitute an Order approving the assumption of each lease and contract listed above. If you are a party to a lease or contract to be assumed and you object to the assumption of your lease or contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

Any monetary defaults under each executory contract or unexpired lease to be assumed under the Plan will be satisfied, pursuant to Section 365 of the Bankruptcy Code, in either of the following ways: (1) by payment of the default amount in quarterly cash installments commencing on the Effective Date and continuing for one year; or (2) by payment of the default amount on such other terms as agreed to by the Reorganized Debtor and the non-Debtor parties to such executory contract or unexpired lease.

In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Reorganized Debtor to provide adequate assurance of future performance under the executory contract or unexpired lease to be assumed, or (iii) any other matter pertaining to assumption (or assumption and assignment) of the executory contract or unexpired lease to be assumed, the Reorganized Debtor will pay any undisputed cure amount when such payments otherwise are due under the Plan, and the disputed amounts will be paid following the entry of a Final Order resolving the dispute and approving assumption.

2. Rejections

On the Effective Date, the following executory contracts and unexpired leases will be rejected as of the Petition Date as none of the executory contracts or leases provided any benefit to the Estate during this Case: None.

On the Confirmation Date, except for any executory contract or unexpired lease specifically assumed or rejected pursuant to a prior order of the Bankruptcy Court or assumed pursuant to the Plan, each executory contract or unexpired lease entered into by the Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be deemed rejected pursuant to Section 365 of the Bankruptcy Code.

The order confirming the Plan shall constitute an Order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the

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rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF LEASE OR CONTRACT IS THIRTY (30) DAYS FROM THE CONFIRMATION DATE. Any Claim based on the rejection of a contract or lease will be barred if the proof of Claim is not timely filed, unless the Court later orders otherwise.

Proofs of Claim for any Claims arising by reason of any rejection of executory contracts or unexpired leases pursuant to the Plan shall be filed and served upon the Disbursing Agent and counsel for the Disbursing Agent within thirty days after the Confirmation Date. In the event that any such Proof of Claim is not filed and served as set forth herein, such Claim will be deemed conclusively to be waived and will be forever barred in the Case, without further notice. Any Claim timely asserted hereunder arising out of the rejection of an executory contract or unexpired lease will be deemed to be a General Unsecured Claim under the Plan, but will not automatically become an Allowed Claim.

3. <u>Changes In Rates Subject To Regulatory Commission Approval</u>

The Debtor is not subject to governmental regulatory commission approval of its rates. The Debtor is not regulated by a governmental commission.

4. <u>Retention of Jurisdiction</u>

Until this Plan has been fully consummated, the Bankruptcy Court shall retain jurisdiction to the extent provided by law, including, but not limited to, the following purposes:

1. The classification, allowance, disallowance, or estimation of the Claim of any Claimant and the re-examination of Claims which have been allowed for the purposes of determining acceptance of the Plan at the time of the Confirmation Hearing and the determination of such objections as may be filed to Claims. The failure by the Debtor to object to or to examine any Claim for the purpose of determining acceptance of this Plan shall not be deemed to be a waiver of the right of Debtor to object to or to re-examine the Claim, in whole or in part, at a later date.

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2. The resolution of any matters, including, without limitation, the allowance or disallowance of any Claim for damages by reason of the rejection of any executory contract or unexpired lease, related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which Debtor is a party or with respect to which the Debtor or Reorganized Debtor may be liable, including the determination of whether such contract is executory for the purposes of Section 365 of the Bankruptcy Code, and to hear, determine and, if necessary, liquidate any Claims arising therefrom.

3. Except for as otherwise provided herein, the determination of all questions and disputes regarding title to the assets of Debtor, the Estate, or Reorganized Debtor and the determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to any action pending as of the Confirmation Date, in which the Debtor or the Reorganized Debtor is a party.

4. The correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan.

5. The resolution of any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors or the Reorganized Debtors that may be pending on the Effective Date.

6. The modification of the Plan after confirmation pursuant to the Bankruptcy Code and the Bankruptcy Rules, or if in the best interests of the Estate and the Creditors, modification of this Plan even after the Plan has been substantially consummated.

7. The enforcement and interpretation of the terms and conditions of the Plan or the Confirmation Order, and the determination of such matters, and the making of such orders consistent with the Plan as may be necessary or desirable to effectuate the provisions of the Plan.

8. The determination, either before or after the closing of the Case, of any Claims concerning state, local, and federal taxes pursuant to Section 346, 505, 525, or 1146 of the Bankruptcy Code or other applicable law, and the Debtor's, Reorganized Debtor's, or the

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Estate's entitlement, if any, to tax attributes which may have been property of the Estate, either before or after the closing of the Case.

9. The shortening or extending, for cause, of the time fixed for doing any act or thing under the Plan, on such notice, if any, as the Bankruptcy Court shall determine to be appropriate.

10. The entry of any order, including, without limitation, any injunction, to enforce the title, rights, and powers of the Debtors or the Reorganized Debtors and such limitations, restrictions, terms, and conditions of such title, rights, and powers as the Bankruptcy Court may deem necessary.

11. The determination of any disputes arising under or relating to any order entered by the Bankruptcy Court in the Case.

12. The determination of the validity, extent, or priority of any liens and security interests against property of Debtor, the Reorganized Debtor, or the Estate.

13. The determination of all actions and proceedings which relate to pre-confirmation matters affecting the Debtor or the Estate whether such action or proceeding is brought before or after the Effective Date.

14. The liquidation or allowance of any Claim as well as any objection or dispute concerning any Claim of the Estate.

15. The determination of all questions and disputes regarding collection of assets of Debtor or the Estate as of the Confirmation Date.

16. The entry of an order concluding and terminating the Case.

Such other matters to the extent provided by law.

IV. EFFECT OF CONFIRMATION OF THE PLAN

A. Discharge

The Plan provides that upon confirmation of the Plan, the Debtor shall be discharged of liability for payment of debts incurred before confirmation of the Plan to the extent specified in 11 U.S.C. Section 1141. However, the discharge will not discharge any liability imposed by the Plan.

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B. Exculpation

Upon the occurrence of the Effective Date, the Debtor, the Reorganized Debtor, and its respective officers, directors, employees, agents and professionals (including counsel to the Debtor) shall be deemed to have not liability for any act or omission in connection with, or arising out of, the pursuit of approval of the Disclosure Statement, the solicitation of votes for confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a final order of the Bankruptcy Court and in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding the foregoing, nothing herein shall release the Reorganized Debtor from its duties and obligations under the Plan.

C. Revesting of Property in the Debtor

Except as provided in Section V.E. and except as provided elsewhere in the Plan, the confirmation of the Plan revests all of the property of the Estate in the Debtor. After the Confirmation Date, the sale of any property owned by the Debtor shall not be subject to or require Court approval.

Except as set forth in the Plan to the contrary, on the Effective Date, the property of the Estate will vest in the Reorganized Debtor, free and clear of any Claims, liens, encumbrances, or interests of Creditors, Interest Holders, parties-in-interest, and other entities.

From and after the Effective Date, the Reorganized Debtor may acquire, and dispose of property and settle and compromise claims without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan, the Confirmation Order, and any document, agreement, or instrument delivered in connection therewith.

Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the treatment of all Claims in the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims (including Administrative Claims and

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any interest accrued on any Claim from and after the Petition Date) against the Debtor and any of its assets and properties.

D. Modification of the Plan

The Debtor may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or re-voting on the Plan.

The Debtor may also seek to modify the Plan at any time after confirmation only if (1) the Plan has not been substantially consummated <u>and</u> (2) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

If the Bankruptcy Court determines that a post-confirmation modification of the Plan is in the best interest of the Estate and the Creditors, even after substantial consummation of the Plan, then, notwithstanding the provisions of Section 1127(b) of the Bankruptcy Code, the Bankruptcy Court may authorize such modification of the Plan, after notice and a hearing, in such manner and under such conditions, as the Bankruptcy Court deems appropriate.

E. Post-Confirmation Status Reports

Within 120 days of the entry of the order confirming the Plan, the Debtors shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured Creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

F. Post-Confirmation Conversion/Dismissal

A Creditor or party in interest may bring a motion to convert or dismiss the case under Section 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Bankruptcy Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

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The order confirming this Plan may also be revoked under very limited circumstances. The Court may revoke the order if the order of confirmation was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order of confirmation.

G. **Final Decree**

Once the Estate has been fully administered as referred to in Federal Rule of Bankruptcy Procedure 3022, the Plan Proponent, or such other party as the Court shall designate in the Plan confirmation order, shall file a motion with the Bankruptcy Court to obtain a final decree to close the case.

Dated: May 5, 2005

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

SEE FACSIMILE SIGNATURE ATTACHED

By: Benton H Wilcoxon
Its: Chief Executive Officer

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Leonard M. Shulman
Mark Bradshaw
Attorneys for Composite Technology Corporation, a Nevada corporation

The order confirming this Plan may also be revoked under very limited circumstances. The Court may revoke the order if the order of confirmation was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order of confirmation.

G. **Final Decree**

Once the Estate has been fully administered as referred to in Federal Rule of Bankruptcy Procedure 3022, the Plan Proponent, or such other party as the Court shall designate in the Plan confirmation order, shall file a motion with the Bankruptcy Court to obtain a final decree to close the case.

Dated: May 5, 2005

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

By: Benton H Wilcoxon
Its: Chief Executive Officer

SHULMAN HODGES & BASTIAN LLP

Leonard M. Shulman
Mark Bradshaw
Attorneys for Composite Technology Corporation, a Nevada corporation

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